Exhibit 99.07

Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended March
	2022	2021	% Change
Southern Company –
Operating Revenues	$6,648	$5,910	12.5%
Earnings Before Income Taxes	1,164	1,297	(10.3)%
Net Income Available to Common	1,032	1,135	(9.1)%

Alabama Power –
Operating Revenues	$1,649	$1,559	5.8%
Earnings Before Income Taxes	458	473	(3.2)%
Net Income Available to Common	347	359	(3.3)%

Georgia Power –
Operating Revenues	$2,208	$1,970	12.1%
Earnings Before Income Taxes	415	369	12.5%
Net Income Available to Common	385	351	9.7%

Mississippi Power –
Operating Revenues	$335	$307	9.1%
Earnings Before Income Taxes	50	49	2.0%
Net Income Available to Common	42	45	(6.7)%

Southern Power –
Operating Revenues	$539	$440	22.5%
Earnings Before Income Taxes	15	55	(72.7)%
Net Income Available to Common	72	97	(25.8)%

Southern Company Gas –
Operating Revenues	$2,058	$1,694	21.5%
Earnings Before Income Taxes	416	519	(19.8)%
Net Income Available to Common	319	398	(19.8)%
Notes
- See Financial Highlights pages for discussion of certain significant items occurring during the periods